                                                                    Exibit 10.12

                             STOCKHOLDERS' AGREEMENT
                             ------------  ---------

     This STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of December 2, 1999, is among (a) Buffalo Wild Wings, Inc., a Minnesota corporation (the "Company"), (b) GMN Investors II, L.P. ("GMN"), (c) Regent Capital Partners, L.P. ("RCP"), (d) Carefree Capital Partners, Limited Partnership, a Wyoming Limited Partnership ("CC", collectively with GMN and RCP, the "Investors") (e) Kenneth H. Dahlberg and James Disbrow (collectively, the "Existing Stockholders"), and (f) each other Person who becomes a party to this Agreement by executing an Instrument of Accession ("Instrument of Accession") in the form of Schedule 1 hereto.

     WHEREAS, the Company, the Investors and the Existing Stockholders wish to set forth their relative rights with regard to election of the Company's Board of Directors, the transfer of the Company's securities and certain other matters concerning the Company's capital stock;

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

     Section 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     Affiliate. Affiliate shall mean, with respect to any Stockholder, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Stockholder (or other specified Person) and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or other shares of beneficial interest) of such Stockholder (or other specified Person) and Family Members of any such Person, (b) any Person of which such Stockholder (or other specified Person) or an Affiliate (as defined in clause (a) above) of such Stockholder (or other specified Person) directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Stockholder is a partner, director, officer or executive employee, and (d) in the case of a specified Person who is an individual, Family Members of such Person.

     Capital Transaction. Capital Transaction shall mean any of the following:
(i) one or more mergers, consolidations, liquidations, sales of more than 50% of the assets of the Company or other similar corporate actions pursuant to which the Company or the holders of equity interests in the Company receive cash, securities or other property; (ii) at least a majority of the voting securities of the Company is sold; or (iii) a Qualified Public Offering.

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                                       -2-

     CC. See preamble.

     Common Stock. Common Stock shall mean (a) the Company's common stock, par value $.01 per share, and (b) any shares of any other class of capital stock of the Company hereafter issued which is (i) not preferred as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

     Company. See preamble.

     Converted Common Shares. Converted Common Shares shall mean, collectively,
(a) shares of Common Stock issuable upon exercise of the conversion rights of the Series A Preferred Stock in accordance with its terms, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock dividend or stock split; provided that no Converted Common Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Converted Common Shares or Securities hereunder.

     Determination Date. Determination Date has the meaning set forth in the form of Warrant attached as Exhibit C to the Securities Purchase Agreement.

     EBITDA. EBITDA shall mean for any period, an amount equal to the sum of (a) the consolidated net income of the Company and its Subsidiaries during such period determined in accordance with Generally Accepted Accounting Principles consistently applied, but excluding therefrom all extraordinary items of income or loss, plus (b) all amounts deducted in the computation thereof on account of
(i) interest expense, (ii) taxes, (iii) depreciation, and (iv) amortization; provided that interest expense with respect to Indebtedness for Borrowed Money incurred in connection with the acquisition of a restaurant and which is in excess of Capital Expenditures permitted for such period under the Plan shall not be added back to consolidated net income of the Company and its Subsidiaries (for purposes of the calculation of Capital Expenditures, all Capital Expenditures in connection with the opening of new restaurants for such period shall be counted first).

     Existing Stockholder. See preamble.

     Existing Stockholder Securities. Existing Stockholder Securities shall mean
(a) the shares of Common Stock held by the Existing Stockholders on the date hereof, (b) all other Securities purchased by or issued from time to time to the Existing Stockholders, and (c) all shares of the Company's capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Existing

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                                      -3-

Stockholder Securities will continue to be Existing Stockholder Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Existing Stockholder Securities hereunder, provided that shares of Existing Stockholder Securities will cease to be Existing Stockholder Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to an Investor.

     Family Members. Family Members shall mean, as applied to any individual, any parent, spouse, child, grandchildren, spouse of a child, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

     Family Transferee. Family Transferee shall mean any Family Member of a Stockholder (i) to whom such Stockholder has transferred shares of Common Stock pursuant to Section 2.1 and (ii) who has executed an Instrument of Accession.

     Generally Accepted Accounting Principles. Generally Accepted Accounting Principles shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year of the Company and its Subsidiaries ended December 27, 1998, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     GMN. See preamble.

     Instrument of Accession. See preamble.

     Investors. Those investors listed as such in the preamble so long as an Investor holds Investor Securities and any other Person to whom an Investor transfers Investor Securities pursuant to the terms hereof for so long as such Person holds such Securities.

     Investor Securities. Investor Securities shall mean (a) the Series A Preferred Stock, the Converted Common Shares, the Warrants and the Warrant Shares, (b) all other Securities purchased by or issued from time to time to Investors and (c) all shares of the Company's capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Investor Securities will continue to be Investor Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Investor Securities hereunder, provided that shares of Investor Securities will cease to be Investor Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to an Existing Stockholder.

     Investor Stockholder. Investor Stockholder shall mean an Investor for so long as such Investor holds Investor Securities.

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                                       -4-

     Liquidity Event. Liquidity Event shall mean (i) the occurrence of a Capital Transaction or (ii) the occurrence of any event or circumstance which requires the Company to repay, repurchase, redeem or otherwise to retire any equity security of the Company or which permits the holder of such equity security to require any such repayment, repurchase, redemption or retirement.

     Majority Holders. Majority Holders shall mean the holder or holders at the relevant time of determination (excluding the Company) of 50.1% or more of the sum of the number of (i) Warrant Shares and (ii) Converted Common Shares.

     Management Stock Option Plan. Management Stock Option Plan shall mean the Company's stock option plan in existence on the date hereof pursuant to which the Company has the right to grant options or warrants to employees or consultants of the Company for up to a maximum of 1,500,000 shares of Common Stock.

     Non-Transferring Stockholder. See Section 2.2.

     Offer Notice. See Section 2.2.

     Person. Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     Personal Representative. Personal Representative shall mean the successor or legal representative (including without limitation, a guardian, executor, administrator or conservator) of a dead or incompetent Stockholder.

     Plan. Plan shall mean those certain financial projections attached as
Schedule 1.3 to the Securities Purchase Agreement and after the Company's fiscal year ending December 2003, "Plan" shall mean the budget approved by the board of directors of the Company for the relevant fiscal year of the Company; provided that for purposes of the EBITDA projection for the Company's fiscal years ending December 2000 and 2001, "Plan" shall mean those projections for those same fiscal years set forth on page 10 of Schedule 1.3.

     Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act of 1933, as amended, or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act of 1933, as amended.

     Qualified Public Offering. Qualified Public Offering shall mean the Company's underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which not less than $20,000,000 of gross proceeds from such public offering are received by the Company for the account of the Company; provided that in the case of a public offering

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                                       -5-

underwritten by one or more of the investment banking firms listed on Schedule 2 hereto, the amount of gross proceeds for purposes of this definition shall be $15,000,000.

     RCP. See preamble.

     Securities. Securities shall mean all outstanding shares of the Company's capital stock or rights to purchase the Company's capital stock which have not been sold in a Public Sale, including, without limitation, the Existing Stockholder Securities and the Investor Securities.

     Securities Purchase Agreement. Securities Purchase Agreement shall mean the Securities Purchase Agreement of even date herewith between the Company and the Investors.

     Series A Preferred Stock. Series A Preferred Stock shall mean shares of the Series A Preferred Stock, par value $.01, of the Company.

     Stockholder Election Period. See Section 2.2.

     Stockholders. Stockholders shall mean the Investor Stockholders, the Existing Stockholders and any other Person who becomes a party to this Agreement by executing an Instrument of Accession; provided that a Person shall cease to be a Stockholder hereunder at such time as such Person ceases to own Securities.

     Subsidiary. Subsidiary shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

     Third Party Sale. Third Party Sale shall mean a bona fide sale by any Existing Stockholder of Securities to a third party that is not an Affiliate of the selling Existing Stockholder or the Company, pursuant to a transaction that is not a Public Sale.

     Transfer. See Section 2.1.

     Transferring Stockholder. See Section 2.2.

     Warrant Shares. Warrant Shares shall mean, collectively, (a) Common Stock issuable upon exercise of the Warrants in accordance with their terms, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (d) any shares of capital stock issued with respect to the foregoing

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                                       -6-

pursuant to a stock dividend or a stock split; provided that no Warrant Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrant Shares or Securities hereunder. For all purposes of this Agreement, until the Determination Date, the number of shares of Common Stock issuable upon exercise of the Warrants shall be deemed to be the maximum number of shares issuable thereunder based upon the number of shares of all outstanding equity of the Company on a fully diluted basis as of the date at issue including in such number of shares the number of shares equal to the difference between the 1,500,000 options authorized under the Management Stock Option Plan and the number of options actually outstanding thereunder.

     Warrants. Warrants shall mean the Common Stock Purchase Warrants of the Company issued to the Investors pursuant to the Securities Purchase Agreement and any other Common Stock Purchase Warrants transferred to any other holders pursuant to Section 12 of the Securities Purchase Agreement; provided that no Warrants which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrants or Securities hereunder. For all purposes of this Agreement, until the Determination Date, the number of shares of Common Stock issuable upon exercise of the Warrants shall be deemed to be the maximum number of shares issuable thereunder based upon the number of shares of all outstanding equity of the Company on a fully diluted basis as of the date at issue including in such number of shares the number of shares equal to the difference between the 1,500,000 options authorized under the Management Stock Option Plan and the number of options actually outstanding thereunder.

     Section 2.  RESTRICTIONS ON TRANSFER OF SECURITIES.

     2.1. Transfer of Securities. Subject to the provisions of Section 2.2 hereof, (a) no Existing Stockholder may sell, assign, pledge or otherwise transfer (a "Transfer") any interest in any Securities, either voluntarily or involuntarily, by operation of law or otherwise, except (i) to such Existing Stockholder's Family Members, provided that such Existing Stockholder retains voting control over the transferred Securities, (ii) to such Existing Stockholder's Personal Representative, (iii) pursuant to a Third Party Sale subject to the provisions of Sections 2.2 and 2.3 hereof, (iv) to an Affiliate of such Existing Stockholder or (v) pursuant to a Public Sale; provided that, in each case (other than clause (v) above where only clause (A) shall apply), (A) no Event of Default under (and as defined in) the Securities Purchase Agreement would occur as a result of any such transfer, (B) the restrictions contained in this Section 2 will continue to be applicable to any transferee of Securities by any Existing Stockholder pursuant to this Section 2.1, and (C) the transferee of such Securities pursuant to clause (B) above shall have executed and delivered an Instrument of Accession as a condition precedent to the transfer thereof.

     2.2. First Right of Purchase. (a) Subject to the provisions of Section 2.1 hereof, any Existing Stockholder may Transfer any interest in any Existing Stockholder Securities pursuant to a Third Party Sale in accordance with the provisions of this Section 2.2 and Section 2.3. At least 45 days prior to any Third Party Sale, the transferring Stockholder (the "Transferring Stockholder") will deliver a written notice (the "Offer

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                                       -7-

Notice") to the Company and to each of the other Stockholders (the "Non-Transferring Stockholders"). The Offer Notice will disclose in reasonable detail the proposed number of shares of Existing Stockholder Securities to be transferred, the class or classes of such Existing Stockholder Securities, the proposed price, terms and conditions of the Transfer and the identity of the transferee. The Non-Transferring Stockholders may elect to purchase all (but not less than all) of the Existing Stockholder Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Company within 15 days after the delivery of such Offer Notice (the "Stockholder Election Period"). If one or more of the Non-Transferring Stockholders elect to purchase all of such Existing Stockholder Securities, each Non-Transferring Stockholder electing to purchase Securities will be entitled to purchase from the Transferring Stockholder a pro rata portion (based upon the respective number of shares of Securities then held by such Non-Transferring Stockholders (on a fully-diluted basis)) of the securities proposed to be transferred. If none of the Non-Transferring Stockholders elects to purchase all of the Existing Stockholder Securities being offered and the Company does not offer to purchase such Securities within the five (5) day period after expiration of the Stockholder Election Period, the Transferring Stockholder may, within 90 days after the expiration of the Stockholder Election Period, complete the Third Party Sale of the Existing Stockholder Securities specified in the Offer Notice at a price and on terms no more favorable to the transferees than the price and terms offered to the Non-Transferring Stockholders in the Offer Notice, provided that no such Third Party Sale may be completed except in compliance with Section
2.3 and unless each of such transferees shall have executed and delivered an Instrument of Accession as a condition precedent to the transfer thereof. If the Transferring Stockholder fails to consummate such Third Party Sale within the 90 day period after the expiration of the Stockholder Election Period, any subsequent proposed Transfer of the Existing Stockholder Securities shall be once again subject to the provisions of this Section 2.2.

     2.3. Participation Rights. In the event that the Non-Transferring Stockholders fail to purchase the Existing Stockholder Securities specified in the Offer Notice, the Stockholders may elect to participate in the contemplated Third Party Sale by delivering written notice to the Transferring Stockholder within 15 days after expiration of the Stockholder Election Period. If the Stockholders elect to participate in such Third Party Sale, each of the Transferring Stockholders and the electing Stockholders will be entitled to sell in the contemplated Third Party Sale, at the same price and on the same terms, a number of shares of Securities proposed to be sold equal to the product of (i) the fraction, the numerator of which is the number of shares of Securities (on a fully-diluted basis) held by such Person, and the denominator of which is the aggregate number of shares of Securities (on a fully-diluted basis) owned by the Transferring Stockholder and the electing Stockholders, multiplied by (ii) the number of shares of Securities (on a fully-diluted basis) to be sold in the contemplated Third Party Sale.

     For example, if the notice from the Transferring Stockholder contemplated a sale of 100 shares of Securities by the Transferring Stockholder and the

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                                       -8-

     Transferring Stockholder at such time owns 300 shares of Securities, and if a Stockholder elects to participate in such sale and such Stockholder owns 200 shares of Securities (on a fully-diluted basis), such Transferring Stockholder would be entitled to sell 60 shares (300/500 x 100 shares) and such Stockholder would be entitled to sell 40 shares (200/500 x 100 shares).

The Transferring Stockholder will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the electing Stockholders in any contemplated Third Party Sale and will not transfer any of its Securities to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the electing Stockholders on the terms specified herein.

     2.4 Transfers of Securities in Breach of this Agreement. In the event of any Transfer of Existing Stockholder Securities in breach of this Agreement, commencing immediately upon the date of such attempted Transfer (i) such Transfer shall be void and of no effect, (ii) no dividend of any kind or any distribution pursuant to any liquidation, redemption or otherwise shall be paid by the Company to the purported transferee in respect of such Existing Stockholder Securities (all such rights to payment by the transferring Stockholder and/or the purported transferee being deemed waived), (iii) the voting rights of such Existing Stockholder Securities, if any, shall terminate, and (iv) neither the transferring Stockholder nor the purported transferee shall be entitled to exercise any rights with respect to such Existing Stockholder Securities until such Transfer in breach of this Agreement has been rescinded.

     Section 3.  BOARD OF DIRECTORS.

     3.1 Board of Directors; Voting Agreements. This Section 3 shall be applicable until the earlier of (i) the later of the date on which less than 10% of the Series A Preferred Shares (as defined in the Securities Purchase Agreement) are outstanding and the date on which the Investors (as defined in the Securities Purchase Agreement) own less than 50% of the Securities (as defined in the Securities Purchase Agreement) and (ii) the date as of which the Company has not dropped below $200,000,000 in market capitalization at any time during the immediately preceding 12 months.

     (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder, to the extent that such Stockholder has voting rights, shall vote, or cause to be voted, or cause such Stockholder's designees as directors to vote, all Securities, owned by such Stockholder or over which such Stockholder has voting control, so as to fix the number of directors of such Company at eleven (11) until the next annual meeting of the shareholders of the Company commencing with which meeting the number of directors shall be fixed at not more than nine (9), and to nominate and elect to the Board of Directors of the Company (i) one (1) individual designated by GMN, so long as GMN or its Affiliates hold any Investor Securities; (ii) one (1) individual designated by RCP, so long as RCP or its

Affiliates hold any Investor Securities; and (iii) one (1) individual designated by CC, so long as CC or its Affiliates hold any Investor Securities.

     (b) If the Company's EBITDA for any twelve-month period, calculated on a rolling basis, is less than 50% of the EBITDA projected in the Plan for the same twelve-month period, the Majority Holders shall have the right to appoint, collectively, two additional members of the Board of Directors of the Company. If (i) a Liquidity Event has not occurred by the sixth anniversary date of this Agreement, or (ii) the Company has EBITDA in any twelve-month period of less than $3,000,000, the Majority Holders shall have the right to appoint additional directors to the Board of Directors of the Company sufficient to obtain voting control of such Board.

     (c) If GMN, RCP or CC, as applicable, chooses not to designate a director or directors of the Company as provided in Section 3.1(a) or (b) above, the number of directors of such Company shall be reduced accordingly until such time as GMN, RCP or CC, as applicable, exercise their rights as provided above, at which time the number of directors of such Company shall be increased accordingly.

     (d) If any vacancy shall occur in the Board of Directors of the Company as a result of death, disability, resignation or any other termination of a director designated in accordance with Section 3.1(a) or (b) above, the replacement for such vacating director shall be designated by the Person or Persons who, pursuant to Section 3.1(a) or (b) above, originally designated such vacating director. Each Person or Persons entitled to designate a director or a replacement for a director pursuant to this Section 3 shall also be entitled to designate the removal of such director with or without cause. Each Stockholder agrees to vote, or to cause to be voted, all voting securities owned by such Stockholder, or over which such Stockholder has voting control, in order to comply with this Section 3.1.

     3.2 Proxy. Each Stockholder hereby grants to the Company, as applicable, an irrevocable proxy, coupled with an interest, to vote all voting Securities held by such Person to the extent necessary to carry out the provisions of this
Section 3 in the event of any breach by such Person of its obligations under the voting agreement contained herein.

     Section 4.  LIMITED FIRST REFUSAL RIGHTS.

     4.1. Right of First Refusal. Except for the issuance of securities of the Company (or securities convertible into or containing options or rights to acquire securities of the Company) (i) pursuant to a Public Sale, (ii) pursuant to the Management Stock Option Plan, (iii) pursuant to the exercise of the Warrants, or (iv) upon conversion of the Series A Preferred Stock, if the Company authorizes the issuance and sale of any shares of any class of capital stock or other equity interests or any securities convertible into or containing options or rights to acquire any shares of any class of capital stock or other equity interests (other than as a dividend on the outstanding Common Stock), the Company will first offer to sell to each Stockholder a pro rata portion of such securities equal to the percentage determined by dividing (i) the sum of (A) the number of shares of

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                                      -10-

Common Stock held by such Stockholder plus (B) the number of shares of Common Stock then purchasable by such Stockholder upon the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities held by such Stockholder, by (ii) the sum of (A) the number of shares of Common Stock then outstanding plus (B) the number of shares of Common Stock then purchasable upon exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities. Each Stockholder will be entitled to purchase all or part of such securities at the same price and on the same terms as such securities are to be offered to any other Persons.

     4.2. Stockholder's Exercise of Right. Each Stockholder entitled to purchase securities under this Section 4 must exercise such Stockholder's purchase rights hereunder within 30 days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such Stockholder's percentage allotment.

     4.3. Company's Exercise of Right. Upon the expiration of the offering period described above, the Company will be free to sell such securities which the Stockholders entitled to purchase such securities have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof, in the aggregate, than those offered to such Stockholders. Any securities offered or sold by the Company after such 90-day period must be reoffered to the Stockholders entitled to purchase such stock or securities pursuant to the terms of this Section 4.

     Section 5. ADDITIONAL LEGEND. So long as any Securities are subject to the provisions hereof, all certificates or instruments representing Securities will have imprinted on them the following legend:

     The shares represented by this certificate are subject to the terms of a certain Stockholders' Agreement, dated as of December 2, 1999, among the issuer of this certificate and certain investors. The Stockholders' Agreement contains certain restrictive provisions relating to the voting and transfer of shares of the stock represented hereby. A copy of the Stockholders' Agreement is on file at the Company's principal offices. Upon written request to the Company's Secretary, a copy of the Stockholders' Agreement will be provided without charge to appropriately interested persons.

     Section 6. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 7. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     Section 8. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and the Stockholders and their respective successors and assigns.

     Section 9. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     Section 10. REMEDIES. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

     Section 11. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to any Stockholder, at the address listed for such Stockholder in the stock records of the Company and (b) if to the Company, to Buffalo Wild Wings, Inc., 1919 Interchange Tower, 600 S. Highway 169, Minneapolis, Minnesota 55426, Attention:
President. Any such notice shall be effective (i) if delivered personally or by telecopier, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 5 days after being mailed as described above. The Company agrees to make available to each Stockholder upon request an address list of all Stockholders to ensure correct delivery of all notices hereunder.

     Section 12. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against either of the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Majority Holders and the holders of at least 50% of the total number of then outstanding shares of Existing Stockholder Securities hereunder. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     Section 13. TERMINATION. Sections 2 and 4 of this Agreement will terminate upon the completion of a Qualified Public Offering. Section 3 of this Agreement shall terminate as set forth therein. Upon the termination of Sections 2, 3 and 4, this Agreement shall terminate in its entirety.

     Section 14. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA.

     Section 15. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATES OF MINNESOTA AND NEW YORK OVER ANY ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATES OF MINNESOTA AND NEW YORK MAY BE MADE BY REGISTERED MAIL TO IT AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11 HEREOF.

     Section 16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT.

     Section 17. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the day and year first above written.


                                        BUFFALO WILD WINGS, INC.


                                        By:  /s/ Sally J. Smith
                                           -------------------------------------
                                           Sally J. Smith
                                           President and Chief Executive Officer


                                        INVESTORS:

                                        GMN INVESTORS II, L.P.


                                        By:    GMN INVESTORS LLC
                                               its General Partner


                                        By:  /s/ James J. Goodman
                                           -------------------------------------
                                               James J. Goodman
                                               President


                                        REGENT CAPITAL PARTNERS, L.P.


                                        By:    REGENT CAPITAL HOLDINGS, II,L.P.,
                                               its general partner


                                        By:    REGENT CAPITAL HOLDINGS, INC.,
                                               its general partner

                                               By:  /s/ J. Oliver Maggard
                                                  ------------------------------
                                                       J. Oliver Maggard
                                                       Managing Director

                                        CAREFREE CAPITAL PARTNERS,
                                        LIMITED PARTNERSHIP, A WYOMING
                                        LIMITED PARTNERSHIP


                                        By:    CAREFREE CAPITAL, INC.,
                                               its general partner


                                               By:  /s/Kenneth H. Dahlberg
                                                  ------------------------------
                                               Name: Kenneth H. Dahlberg
                                               Title: Chairman


                                        EXISTING STOCKHOLDERS:


                                          /s/ Kenneth H. Dahlberg
                                        ----------------------------------------
                                        Kenneth H. Dahlberg


                                          /s/ James Disbrow
                                        ----------------------------------------
                                        James Disbrow

                                                                      Schedule 1
                                                                      -------- -

                             Instrument of Accession
                             ---------- -- ---------

     The undersigned, ____________________, in order to become the owner or holder of [a warrant/an option to purchase] ________ shares of Common Stock, [$.01] par value per share (the "Shares") of Buffalo Wild Wings, Inc., a Minnesota corporation, hereby agrees to become an [Investor Stockholder] [Existing Stockholder] party to that certain Stockholders' Agreement, dated as of December 2, 1999 (the "Stockholders' Agreement"), a copy of which is attached hereto. The undersigned acknowledges that the Shares constitute shares of [Existing Stockholder Securities] [Investor Securities] under and as defined in the Stockholders' Agreement. This Instrument of Accession shall become a part of such Stockholders' Agreement.

     Executed as of the date set forth below under the laws of the State of Minnesota.


                                        Signature:
                                                   -----------------------------
                                        Address:
                                                   -----------------------------
                                                   -----------------------------
                                                   -----------------------------

                                        Date:
                                                   -----------------------------


Accepted:

BUFFALO WILD WINGS, INC.


By:
   -------------------------------------
Date:
     -----------------------------------

                                                                      Schedule 2
                                                                      -------- -

                               Robertson Stephens
                                Hambrecht & Quist
                         Deutche Bank Alex. Brown, Inc.
                            US Bancorp Piper Jaffray
                               CIBC World Markets
                           Credit Suisse First Boston
                               Dain Rauscher Corp.
                       Donaldson, Lufkin & Jenrette, Inc.
                        The Bear Stearns Companies, Inc.
                          The Goldman Sachs Group, Inc.
                         Lehman Brothers Holdings, Inc.
                              McDonald Investments
                          Merrill Lynch & Company, Inc.
                            Paine Webber Group, Inc.
                       Soloman Smith Barney Holdings, Inc.
                            SG Cowen Securities Corp.
                           Thomas Weisel Partners, LLC
                        Volpe Brown Whelan & Company, LLC
                               Warburg Dillon Read
                        Morgan Stanley Dean Witter & Co.
                     Friedman, Billings, Ramsey Group, Inc.
                                   Prudential
                        Banc of America Securities, LLC.